Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 6, 2020, with respect to the consolidated financial statements of Bioventus LLC contained in the Registration Statement on Form S-1 (File No. 333-252238), filed on February 10, 2021, and related prospectus, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

February 11, 2021